Exhibit 1.1
                                   --
                     Insured Municipals Income Trust
                       152nd Insured Multi-Series

                             Trust Agreement

                                                  Dated:  January 6, 1994

     This Trust Agreement between Van Kampen Merritt Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Merritt Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Insured Municipals Income Trust, Standard Terms and Conditions of Trust, Effective July 29, 1987 for 36th Insured Multi-Series and Subsequent Series" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                 Part I


                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 Part II


                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Bonds defined in Section 1.01(4) listed in the Schedules hereto have been deposited in the Trusts under this Trust Agreement.

          (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is the amount set forth under "Summary of Essential Financial Information-Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          (c) The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes to the "Per Unit Information" for each Trust in the Prospectus times the number of units in such Trust referred to in Part II (b) of this Trust Agreement.

         (d) The First General Record Date and the amount of the second distribution of funds from the Interest Account of each Trust shall be the record date for the Interest Account and the amount set forth under "Interest Earning Schedule" in the Prospectus.

          (e) The First Settlement Date shall be the date set forth under "Summary of Essential Financial Information - First Settlement Date" in the Prospectus.

          (f) Any monies held to purchase "when-issued" bonds will be held in noninterest bearing accounts.

          (g) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be 4:00 P.M. Eastern Time.

          (h) The face of the form of the Certificates will be substantially as follows:

        No.__________ Certificate of Ownership ___________ Units
                             --Evidencing--
                          An Undivided Interest
                                 --In--

     This is to certify that _____________ is the owner and registered holder of this Certificate evidencing the ownership of ___________ units of fractional undivided interest in the above-named Trust created pursuant to the Indenture, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee and payment of the fees and expenses provided in the Indenture.

     Witness the facsimile signature of a duly authorized officer of the Sponsor and the manual signature of an authorized signatory of the Trustee.

        Dated:

Van Kampen Merritt Inc.             The Bank of New York
    Depositor                                                     Trustee

By _______________________________  By
  Chairman                                           Authorized Signatory


          (i)    Section  8.02(d)  and  (e) of  the  Standard  Terms  and
     Conditions of Trust are hereby stricken and replaced by the following:

               (d) distribution to each Certificateholder of such Trust such holder's pro rata share of the balance of the Interest Account of such Trust;

               (e) distribution to each Certificateholder of such Trust such holder's pro rata share of the balance of the Principal Account of such Trust; and

          In Witness Whereof, Van Kampen Merritt Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, American Portfolio Evaluation Services, a division of Van Kampen Merritt Investment Advisory Corp., has caused this Trust Indenture and Agreement to be executed by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by its Secretary, its Assistant Secretary or one of its Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Vice Presidents, Assistant Vice Presidents or Assistant Treasurers; all as of the day, month and year first above written.

                                    Van Kampen Merritt Inc.


                                    By  Sandra A. Waterworth
                                        Vice President
(Seal)
Attest:
By  Gina M. Scumaci
    Assistant Secretary

                                    American Portfolio Evaluation
                                       Services, a division of Van Kampen
                                       Merritt Investment Advisory Corp.


                                    By  Dennis J. Mcdonnell
                                        President
(Seal)
Attest:
By  Scott E. Martin
    Secretary

                                    The Bank Of New York

                                    By  Jeffrey Bieselin
                                        Vice President
(Seal)
Attest:
By  Norbert Loney
    Assistant Treasurer

                      Schedules To Trust Agreement
                     Securities Initially Deposited
                                   In
       Insured Municipals Income Trust, 152nd Insured Multi-Series

(Note: Incorporated herein and made a part hereof as indicated below are the corresponding "Portfolios" of each of the Trusts as set forth in the Prospectus.)